PROSPECTUS and				PRICING SUPPLEMENT NO. 8
PROSPECTUS SUPPLEMENT, each		effective at 10:45 AM ET
Dated October 19, 2000			Dated 09 January 2001
CUSIP: 24422EMW6				Commission File No.: 333-39012
Filed pursuant to Rule 424(b)(3)

                        U.S. $2,500,000,000
JOHN DEERE CAPITAL CORPORATION

                     MEDIUM-TERM NOTES, SERIES D
    due from 9 Months to 30 Years from Date of Issue
                       (Floating Rate Notes)

Original Issue Date:				12 January 2001

Maturity Date:					14 January 2002

Principal Amount:					$200,000,000

Interest Rate Basis:				USD-LIBOR-Telerate

Index Maturity:					3 Month

Spread:						Minus 5 Basis Points

Initial Interest Determination Date:	10 January 2001

Day Count Convention:				Actual/360

Interest Reset Dates:				Quarterly on the 14th
 							Jan, Apr, Jul, Oct
							(or next business day)

Interest Determination Dates:			Two London Banking Days
preceding such Interest
Reset Dates

Interest Payment Dates:				Quarterly on the 14th
                                          Jan, Apr, Jul, Oct
							(or next business day)

Redemption Provisions:				None

Banc of America Securities LLC,
Has purchased the Senior Notes as
Principal at 100% of the aggregate
principal amount of the Senior
Notes.


Banc of America Securities LLC